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                                  FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                              August 21, 1996
              Date of Report (date of earliest event reported)




                         EVERGREEN RESOURCES, INC.
          (Exact Name of Registrant as Specified in its Charter)


          COLORADO                       0-10077            84-0834147
 (State or Other Jurisdiction       (Commission File     (I.R.S. Employer
     of Incorporation)                   Number)        Identification No.)



                             1000 WRITER SQUARE
                             1512 LARIMER STREET
                            DENVER, COLORADO 80202
                   (Address of Principal Executive Offices)




                               (303) 534-0400
             (Registrant's Telephone Number, Including Area Code)



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ITEM 1:   CHANGES IN CONTROL OF REGISTRANT

          N/A

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS

          On August 15, 1996, Evergreen Resources, Inc. (the "Registrant") announced the acquisition effective August 1, 1996 of approximately 37 billion cubic feet (BCF) of proved natural gas reserves, approximately 24 BCF of which are developed, together with 25% working interest in 120,000 gross acres and 50% interest in an associated gas gathering and marketing system. All of these assets are located on Evergreen's present acreage position in the Raton Basin, Las Animas County, Colorado.

          The purchase price was $11.3 million, comprised of the issuance of 1,162,266 restricted shares of Evergreen common stock at $6.625 per share ($7.7 million) and the assumption by Evergreen of $3.6 million of long term bank debt owed to Hibernia National Bank. The debt assumption does not impact Evergreen's present $7.5 million borrowing base with Hibernia.

          The Sellers are Powerbridge, Inc. and Energy Investors Fund, LP and Energy Investors Fund II, LP. Powerbridge, Inc., a privately held company, has been merged with a newly-formed wholly-owned subsidiary of Evergreen.

          Issuance of the new shares will increase Evergreen's outstanding common shares from 5,939,736 to 7,102,002.

          The acquisition of these assets increases Evergreen's interest to 100% in all leases, reserves, production, and associated gathering facilities on the Company's 120,000 gross acres in the Raton Basin.

          At March 31, 1996, Evergreen reported 80 BCF of proved reserves, based on an independent engineering study, which has now been updated. As of August 1, 1996, Evergreen's proved reserves have increased to 128 BCF, through the above reported acquisition and other development activity in the Raton Basin. Approximately 59% of these proved reserves are developed. Present value of future net revenues discounted at 10% has increased from $30 million at March 31, 1996, to $51 million as of August 1, 1996.


ITEM 3:   BANKRUPTCY OR RECEIVERSHIP

          N/A


ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

          N/A


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ITEM 5:   OTHER EVENTS

          N/A


ITEM 6:   RESIGNATIONS OF REGISTRANT'S DIRECTORS

          N/A


ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

          (a) and (b) Financial Statements for Powerbridge, Inc. for the periods specified in Rule 3.05(b) of Regulation S-X as well as pro forma financial information as to Powerbridge, Inc., and the Registrant required pursuant to Article 11 of Regulation S-X will be filed by amendment on Form 8 on or before October 14, 1996.

          (c) Exhibits: Filed herewith pursuant to Reg. S-K Item 601


                EXHIBIT NO.            Description
                -----------            -----------

                     1 Agreement and Plan of Merger dated August 14, 1996 by and among Powerbridge, Inc.,
                                       Evergreen Resources, Inc.
                                       and Evergreen Raton
                                       Properties, Inc.

                     2                 Agreement for Acquisition of
                                       Limited Partnership
                                       Interests between Evergreen
                                       Resources, Inc. and both
                                       Energy Investors Fund LP and
                                       Energy Investors Fund II, LP
                                       dated August 14, 1996

                     3                 August 14, 1996 Reserve
                                       Report prepared by Resources
                                       Services, International, Inc.


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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

                                    EVERGREEN RESOURCES, INC.





                                By:  /s/ JAMES S. WILLIAMS
                                   ----------------------------------
                                   James S. Williams
                                   Chairman of the Board



Dated:  August 21, 1996